Exhibit 10.28

INDEMNIFICATION ESCROW AGREEMENT

This INDEMNIFICATION ESCROW AGREEMENT, dated as of April 20, 2005 (this “Agreement”), is made and entered into by and among Blue Lava Wireless, LLC,  a Hawaiian limited liability company (the “Company”), JAMDAT Mobile (Hawaii ) LLC, a Delaware limited liability company (the “Buyer”), JAMDAT Mobile Inc., a Delaware corporation (“JAMDAT”), Henk Rogers, an individual, (the “Members’ Representative”), Akemi Rogers, an individual, (“Akemi Rogers”), Henk B. Rogers 2005 Dynasty Trust, a trust formed under the laws of Hawaii (“Family Trust I”),  Akemi M. Rogers 2005 Dynasty Trust, a trust formed under the laws of Hawaii (“Family Trust II” and together with the Member’s Representative, the “Members”) and U.S. Bank National Association, as escrow agent (the “Escrow Agent”).  The Company, the Members, the Members’ Representative, JAMDAT and the Buyer are sometimes referred to herein, collectively, as the “Interested Parties.”

WHEREAS, the Company, JAMDAT, the Buyer, the Members and certain other parties have entered into that certain Purchase Agreement, dated as of April 20, 2005 (the “Purchase Agreement”), pursuant to which the Buyer has agreed to purchase all of the Members’ limited liability company membership interests in the Company in exchange for the Sale Consideration (as defined in the Purchase Agreement).

WHEREAS, pursuant to the Purchase Agreement, JAMDAT is required to deliver to the Escrow Agent in escrow certificates for a portion of the Sale Consideration equal to 1,000,000 shares of the Common Stock of JAMDAT (the “Escrow Shares”) in order to establish a source of recovery in connection with satisfaction of claims of the Member Indemnified Parties for any post-closing indemnity claim pursuant to Article VIII of the Purchase Agreement and as evidence of the obligation of JAMDAT through the Escrow Agent as agent of JAMDAT for such purpose to deliver the Escrow Shares at the time or times (if any) as the Members become entitled to receive the Escrow Shares pursuant to the terms of this Agreement (it being understood that only such delivery by the Escrow Agent, as agent for JAMDAT, and not delivery of the Escrow Shares to the Escrow Agent, shall constitute payment of the portion of the Sale Consideration (if any) consisting of the Escrow Shares.

WHEREAS, the Interested Parties wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the amounts deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree hereby as follows:

1.                                       Definitions.  Solely for the convenience of the Interested Parties, capitalized terms used but not defined herein or in Exhibit A attached hereto shall have the same meanings given to such terms as in the Purchase Agreement and the Escrow Agent shall be entitled to rely on the use of such terms in any communication received by it.  Concurrently with the execution and delivery of this Agreement by the Interested Parties, Buyer shall deliver to the Escrow Agent a certified true copy of the Purchase Agreement.

2.                                       Deposit of Escrow Shares.  On the Closing Date, JAMDAT shall deposit with the Escrow Agent the Escrow Shares, and the Escrow Agent agrees to hold the Indemnification Escrow Fund in an account established with the Escrow Agent (the “Escrow Account”) and to administer the Indemnification Escrow Fund in accordance with the terms of this Agreement.

3.                                       Claims and Payment

3.1                                 From time to time, the Buyer may give written notice (a “Notice”) to the Members’ Representative and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim for indemnification (a “Claim”) under Article VIII of the Purchase Agreement.  If the Members’ Representative gives written notice to the Buyer and the Escrow Agent disputing any such Claim (a “Counter Notice”) within 30 days following receipt by the Escrow Agent and the Members’ Representative of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3.2 below.  If no Counter Notice is received by the Escrow Agent within such 30-day period, then the dollar amount of damages claimed by the Buyer as set forth in the Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and, at the end of such 30-day period, the Escrow Agent shall release to the Buyer the number of Escrow Shares specified in the Notice (which number of shares, as reasonably determined by Buyer, shall have a dollar value equal to the dollar amount of damages claimed in the Notice from (and only to the extent of) the amounts held in the Escrow Account (based upon the average closing price of a share of JAMDAT common stock for the fifteen (15) trading days immediately prior to such Claim date as reported by the NASDAQ National Market)).  The Escrow Agent shall have no duty to and shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

3.2                                 If a Counter Notice is given with respect to a Claim, the Escrow Agent shall not release any Escrow Shares and shall make a distribution with respect thereto only in accordance with: (i) joint written instructions of the Members’ Representative and the Buyer or (ii) a final non-appealable order, decree or judgment of a court of competent jurisdiction; provided further that Escrow Agent shall have received an opinion of counsel to the effect that the order, decree or judgment is final and non-appealable, and the Escrow Agent shall be entitled to rely on such opinion. The Escrow Agent shall be fully authorized and protected in acting on such joint instructions or court order, decree or judgment without further question and shall release to the Buyer a number of Escrow Shares set forth in such joint written instructions or, with respect to a court order, decree or judgment, in the Buyer’s Section 3.2 Certificate, from (and only to the extent of) the amounts held in the Escrow Account, and such distribution shall be made on or before the third Business Day following the date on which such joint instructions or the Buyer’s Section 3.2 Certificate, as applicable, are received by the Escrow Agent (and only to the extent of the Escrow Shares held in the Escrow Account).  “Buyer’s Section 3.2 Certificate” shall mean Buyer’s written notice to Escrow Agent and the Members’ Representative delivered promptly following final and non-appealable determination of the court order, decree or judgment, setting forth Buyer’s good faith calculation of the number of Escrow Shares having a value equal to the dollar amount (based upon the average closing price of a share of JAMDAT common stock for the fifteen (15) trading days immediately prior to such Claim date as reported by the NASDAQ National Market) of the Claim as determined in the final order, decree or judgment.

3.3                                 As promptly as practicable following any distribution from the Indemnification Escrow Fund, the Escrow Agent shall send a written statement to each of the Buyer and the Members’ Representative stating the number of Escrow Shares distributed and the Escrow Shares and other property, if any, remaining in the Indemnification Escrow Fund.

4.                                       Release From Escrow.

4.1                                 First Partial Release From Escrow.  On the one-year anniversary of the Closing, the Escrow Agent shall release 333,333 of the Escrow Shares (as adjusted for any Capital Change occurring with respect to such shares prior to release of such shares) from escrow to the Members, provided, however, that the Escrow Agent shall retain in escrow such number of Escrow Shares equal to the number of shares set forth in Buyer’s Section 4.1 Certificate timely delivered to Escrow Agent and the Members’ Representative no more than 10 days prior to such one-year anniversary.  “Buyer’s Section 4.1 Certificate” shall mean Buyer’s written notice setting forth Buyer’s reasonable, good faith estimate of such number of Escrow Shares having a value equal to (based upon the average closing price of a share of JAMDAT common stock for the fifteen (15) trading days immediately prior to the applicable Claim date as reported by the NASDAQ National Market) the sum of: (i) the value of all actual Claims paid since the Closing and (ii) the value of all then pending and unsatisfied Claims against the Members under Article VIII of the Purchase Agreement (if any) with respect to which Buyer has previously given the Members written notice in accordance with Section 3 hereof.  If prior to the second anniversary of the Closing, such Claims are finally determined, then the Escrow Agent shall release from escrow to the Members such portion of such 333,333 Escrow Shares (if any) (as adjusted for any Capital Change occurring with respect to such shares prior to release of such shares) which were not release to the Buyer in satisfaction of such Claims.

4.2                                 Second Partial Release From Escrow.  On the two-year anniversary of the Closing, the Escrow Agent shall release 333,333 of the Escrow Shares (as adjusted for any Capital Change occurring with respect to such shares prior to release of such shares) from escrow to the Members, provided, however, that the Escrow Agent shall retain in escrow such number of Escrow Shares equal to the number of shares set forth in Buyer’s Section 4.2 Certificate timely delivered to Escrow Agent and the Members’ Representative no more than 10 days prior to such two-year anniversary.  “Buyer’s Section 4.2 Certificate” shall mean Buyer’s written notice setting forth Buyer’s reasonable, good faith estimate of such number of Escrow Shares having a value equal to (based upon the average closing price of a share of JAMDAT common stock for the fifteen (15) trading days immediately prior to the applicable Claim date as reported by the NASDAQ National Market) the sum of: (i) the value of all actual Claims paid between the first and second anniversary of the Closing and (ii) the value of all then pending and unsatisfied Claims against the Members under Article VIII of the Purchase Agreement (if any) with respect to which Buyer has previously given the Members written notice in accordance with Section 3 hereof.  If prior to the third anniversary of the Closing, such Claims are finally determined, then, the Escrow Agent shall release from escrow to the Members such portion of such 333,333 Escrow Shares (if any) (as adjusted for any Capital Change occurring with respect to such shares prior to release of such shares) which were not released to the Buyer in satisfaction of such Claims.

4.3                                 Subsequent Release From Escrow.  On the three-year anniversary of the Closing, the Escrow Agent shall release all of the remaining Escrow Shares (as adjusted for any Capital Change occurring with respect to such shares prior to release of such shares) and other property, if any, remaining in the Indemnification Escrow Fund from escrow to the Members, provided, however, that the Escrow Agent shall retain in escrow such number of Escrow Shares equal to the number of shares set forth in Buyer’s Section 4.3 Certificate timely delivered to Escrow Agent and the Members’ Representative no more than 10 days prior to such three-year anniversary.  “Buyer’s Section 4.3 Certificate” shall mean Buyer’s written notice setting forth Buyer’s reasonable, good faith estimate of such number of Escrow Shares having a value equal to (based upon the average closing price of a share of JAMDAT common stock for the fifteen (15) trading days immediately prior to the applicable Claim date as reported by the NASDAQ National Market) the sum of: (i) the value of all actual Claims paid between the second and third anniversary of the Closing and (ii) the value of all then pending and unsatisfied Claims against the Members under Article VIII of the Purchase Agreement (if any) with respect to which Buyer has previously given the Members written notice in accordance with Section 3 hereof.  If the amount of such Claims are finally determined, then, the Escrow Agent shall release from escrow to the Members such portion of such 333,333 Escrow Shares (if any) (as adjusted for any Capital Change occurring with respect to such shares prior to release of such shares) which were not released to the Buyer in satisfaction of such Claims.

4.4                                 Escrow Shares Rights.  During the period the Escrow Shares remain in the Indemnification Escrow Fund, JAMDAT shall have all of the voting rights related to the Escrow Shares.  Any dividends or other income payable on the Escrow Shares during such period shall accumulate in escrow, be invested in Eligible Investments and be held in the Indemnification Escrow Fund for ultimate distribution with the underlying Escrow Shares.

4.5                                 Right of Substitution.  At the expense of Buyer and JAMDAT (including without limitation, reimbursement and indemnification of the Members for any amount or liability to the Escrow Agent incurred by them under Section 10 or Section 11 of this Agreement), Buyer shall have the right (“Substitution Right”) exercisable by notice given in or with Buyer’s Section 4.1 Certificate, Buyer’s Section 4.2 Certificate or Buyer’s Section 4.3 Certificate, respectively, with respect to the Escrow Shares (as adjusted for any Capital Change occurring with respect to such shares prior to release of such shares) specified therein and otherwise required to be delivered to the Members by the Escrow Agent pursuant to Section 4.1, Section 4.2 or Section 4.3, respectively, in accordance with such certificate, (i) to issue new shares of the Common Stock of JAMDAT (“Substitute JAMDAT Stock”) in the number of such Escrow Shares (as so adjusted) otherwise so required to be delivered, (ii) to require the Escrow Agent to deliver to JAMDAT the Escrow Shares otherwise so required to be delivered to the Members by the Escrow Agent, and (iii) concurrently with and against receipt by JAMDAT from the Escrow Agent of such Escrow Shares otherwise so required to be delivered to the Members by the Escrow Agent, either (A) deliver all certificates for the Substitute JAMDAT Stock directly to the Members or (B) deliver all certificates for the Substitute JAMDAT Stock to the Escrow Agent for delivery to the Members by the Escrow Agent; provided, however, a condition precedent to exercise of the Substitution Right by JAMDAT shall be the delivery by Buyer to the Members, concurrently with delivery of the certificates for the Substitute JAMDAT Stock, of an opinion of Sheppard, Mullin, Richter & Hampton LLP (or of other counsel to Buyer, which other counsel shall be reasonably acceptable to the Members) to the effect that the Substitute

JAMDAT Stock is duly authorized, validly issued, fully paid and nonassessable and subject to no Encumbrance that would not have applied to the Escrow Shares for which the Substitute JAMDAT Stock is substituted (which opinion shall, insofar as applicable, be in substantially the same form as Exhibit H to the Purchase Agreement and may rely as to factual matters upon Opinion Certificates (as that term in defined in Exhibit H to the Purchase Agreement) received at the time of any exercise by the Buyer of the Substitution Right).

5.                                       Investments of Escrow Fund.

5.1                                 Escrow Agent Not Responsible For Investment Decisions.  Absent its timely receipt of such specific written investment instruction from Buyer, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Additional Escrow Property; provided, however, that in the event the Escrow Agent shall not have received such written investment instruction, the Escrow Agent shall be authorized to invest any of the Additional Escrow Property in the Escrow Agent’s “MMIS Business Insured Savings” fund until such investment instruction is received.  All earnings received from the investment of the Additional Escrow Property shall be credited to, and shall become a part of, the Escrow (and any losses on such investments shall be debited to the Escrow Account).  The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

5.2                                 The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

5.3                                 Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Shares or Additional Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

5.4                                 Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof (including without limitation all payments to the Escrow Agent hereunder), shall be in U.S. dollars.

6.                                       Cooperation.  At the Closing, JAMDAT shall deliver to the Escrow Agent certificates evidencing the Escrow Shares and the Members shall deliver assignments executed in blank with respect to the Escrow Shares.  In connection with any partial or complete release of Escrow Shares, JAMDAT shall provide to the Members certificates evidencing such released Escrow Shares and the parties shall execute such documents and take such further actions as necessary or appropriate to effectuate the provisions of this Agreement.

7.                                       Termination.  This Agreement shall terminate and be of no further force and effect immediately upon the Escrow Agent’s payment and distribution of the entire Indemnification Escrow Fund in accordance with the terms and provisions hereof.

8.                                       Tax Matters

8.1                                 Tax Reporting.  The Interested Parties agree that, for tax reporting purposes, all dividend, interest or other income, if any, earned from the Escrow Shares and all Additional Escrow Property in any tax year shall be reported as income of JAMDAT.

8.2                                 Certification of Taxpayer Identification Number.  Set forth on Exhibit B are tax identification numbers for JAMDAT from copies of Form W-9 provided by JAMDAT.  JAMDAT understands that, in the event its tax identification numbers is not certified to the Escrow Agent, the Internal Revenue Code of 1986, as amended (the “Code”), and applicable treasury regulations thereunder may require withholding of a portion of any dividend, interest or other income earned on the investment of the Escrow Shares.

9.                                       Concerning the Escrow Agent

9.1                                 Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the well-reasoned opinion or advice of such counsel which, in any instance, is made in good faith shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such opinion or advice of such counsel.

9.2                                 The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

9.3                                 The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

9.4                                 Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute Escrow Shares or any other property from the Indemnification Escrow Fund (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

10.                                 Compensation, Expense Reimbursement and Indemnification

10.1                           JAMDAT shall pay the Escrow Agent compensation for its services hereunder in accordance with the Schedule of Fees dated March 21, 2005 annexed hereto as Exhibit C.

10.2                           Each of Buyer and JAMDAT on the one hand and the Members on the other agree, jointly and severally, to pay or reimburse Escrow Agent for its attorney’s fees and expenses incurred in connection with the preparation of this Agreement and to reimburse the Escrow Agent on demand for one-half of all reasonable and actual costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of the compensation provided for in Section 10.1 above, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder, except in the case of the Escrow Agent’s gross negligence or willful misconduct.

10.3                           Buyer, JAMDAT and the Members jointly covenant and agree to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence or willful misconduct; provided, however, that the Buyer, JAMDAT and the Members shall not indemnify (or otherwise be responsible for) any taxes imposed on the Escrow Agent with respect to any amounts payable to the Escrow Agent hereunder.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

10.4                           Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Additional Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising.  The Escrow Agent shall have the right to deduct from the Additional Escrow Property, and proceeds thereof, any such sums, upon one Business Day’s notice to the Interested Parties of its intent to do so.

11.                                 Tax Indemnification.  The Members agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Indemnification Escrow Fund to the Members provided, however, that the Members shall not indemnify (or otherwise be responsible for) any taxes imposed on the Escrow Agent with respect to any amounts payable to the Escrow Agent hereunder. Buyer and JAMDAT agree, jointly and severally, to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Indemnification Escrow Fund to the Buyer; provided, however, that the Buyer and JAMDAT shall not indemnify (or otherwise be responsible for) any taxes imposed on the Escrow Agent with respect to any amounts payable to the Escrow Agent hereunder.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

12.                                 Resignation.

12.1                           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to the Members’ Representative and the Buyer.  In addition, the Members’ Representative and the Buyer may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument executed by the Members’ Representative and the Buyer (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal.  Prior to the effective date of the resignation or removal as specified in such notice, the Members’ Representative and the Buyer will issue to the Escrow Agent a written instruction authorizing redelivery of the Indemnification Escrow Fund to a bank or trust company that shall be mutually agreed upon by the Members’ Representative and the Buyer as successor to the Escrow Agent hereunder, which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company shall have) a combined capital and surplus of not less than $500,000,000.  If no successor escrow agent is named by the Members and the Buyer, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

13.                                 Dispute Resolution.  It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Indemnification Escrow Fund, or should any claim be made upon the Escrow Agent or the Indemnification Escrow Fund by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Indemnification Escrow Fund until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Indemnification Escrow Fund.

14.                                 Consent to Jurisdiction and Service.  Each of the Interested Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the state and federal courts located in the State of California in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this

Escrow Agreement.  In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 17.1 hereof.

15.                                 WAIVER OF JURY TRIAL.  THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

16.                                 Force Majeure.  The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

17.                                 Notices; Wiring Instructions

17.1                           Notice Addresses.  Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each such case, to the parties at their respective address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties):

If to the Members’ Representative:

Blue Lava Wireless, LLC
2800 Woodlawn Drive, Suite 245
Honolulu, HI 96822

Phone: (808) 539-3800

Facsimile:  (808) 539-3679

Attention: Henk Rogers

If to the Buyer or JAMDAT:

JAMDAT Mobile (Hawaii) Inc.

3415 S. Sepulveda Blvd., Ste. 700

Los Angeles, CA 90034

Phone: (310) 636-3103

Facsimile: (310) 397-0353

Attention: Craig S. Gatarz

with a copy to (which shall not constitute notice to any Buyer or JAMDAT):

Sheppard, Mullin, Richter & Hampton LLP
800 Anacapa Street
Santa Barbara, CA 93101
Phone:  (805) 879-1813

Facsimile:  (805) 568-1955
Attention:  C. Thomas Hopkins, Esq.

If to the Escrow Agent:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Phone: (860) 241-6859
Facsimile:  (860) 241-6881
Attention:  JAMDAT/Blue Lava Escrow

Notices addressed to the Escrow Agent shall be effective only upon receipt.  If any Notice, Counter Notice or other document is required to be delivered simultaneously to the Escrow Agent and any other person, the Escrow Agent may assume delivery to such other person without requiring that such other person confirm receipt of such document.

17.2                           Wiring Instructions of the Buyer and the Escrow Agent.  Any disbursements by the Escrow Agent hereunder shall be sent by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 17.1 above:

18.                                 Miscellaneous

18.1                           Binding Effect; Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation, without any further act, shall be the successor Escrow Agent.

18.2                           Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

18.3                           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

18.4                           Reproduction of Documents.  This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

18.5                           Counterparts.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.6                           Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

18.7                           Costs and Expenses.  Subject to Sections 9 and 10 hereof, (a) each of the parties hereto shall bear its own costs and expenses, including attorneys’ fees, incurred or to be incurred in connection with the negotiation and preparation of this Agreement, and in carrying out the transactions contemplated hereby, and (b) if any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

18.8                           Severability.  The provisions of this Agreement are independent of and several from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

18.9                           Members’ Representative.  The appointment of the Members’ Representative hereunder with the authority to bind all Members hereto is evidenced by the due execution of all Members of resolutions dated April 20, 2005.

18.10                     Stock Powers.  When and if requested by Escrow Agent, each Member shall execute and deliver to Escrow Agent stock powers necessary to allow the release of Escrow Shares pursuant to the terms and conditions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first above written.

ESCROW AGENT:		COMPANY:

U.S. BANK NATIONAL ASSOCIATION		Blue Lava Wireless, LLC

By:	/s/ Elizabeth C. Hammer	By:	/s/ Henk Rogers
Name:Elizabeth C. Hammer		Name:	Henk Rogers
Title:Vice President		Title:	Co-Manager

		By:	/s/ Akemi Rogers
		Name:	Akemi Rogers
		Title:	Co-Manager

MEMBERS’ REPRESENTATIVE:		BUYER:

JAMDAT Mobile (Hawaii) LLC

By:	/s/ Henk Rogers	/s/ Mitch Lasky
Henk Rogers, an individual		By:	Mitch Lasky
		Its:	Chief Executive Officer

JAMDAT:

JAMDAT Mobile Inc.

/s/ Mitch Lasky
		By:	Mitch Lasky
		Its:	Manager

S-1

EXHIBIT A

DEFINITIONS

“Additional Escrow Property” means any and all property, monies, funds and investments held in the Escrow Account other than the Escrow Shares.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

“Capital Change” means a recapitalization by JAMDAT, either through a subdivision (or stock split) of any of its outstanding shares of JAMDAT Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of JAMDAT Common Stock into a lesser number of such shares, or a reorganization, reclassification or other change in its outstanding shares of JAMDAT Common Stock into the same or a different number of shares of other classes or series of JAMDAT stock (other than through a subdivision or combination of shares provided for in the preceding clause), or a declaration by JAMDAT of a dividend or other distribution on its outstanding shares payable in shares of JAMDAT Common Stock or in shares or securities convertible into shares of JAMDAT Common Stock.

“Closing” means the date of closing of the Transactions pursuant to terms and conditions of the Purchase Agreement.

“Closing Date” means the 12:01 am on the day of Closing.

“Eligible Investments” shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker’s acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); (iv) investment in the Escrow Agent’s “MMIS Business Insured Savings” fund.  If otherwise qualified, obligations of the Escrow Agent or any of its affiliates shall qualify as Eligible Investments.  Notwithstanding the foregoing, Eligible Investments shall be limited to those instruments readily obtainable and routinely offered by the Escrow Agent’s Corporate Trust Services.

“Indemnification Escrow Fund” means the Escrow Shares, together with any dividend income or proceeds received by the Escrow Agent in connection therewith from time to time.

“Sale” means the sale of all of the membership interests in the Company by the Members to the Buyer pursuant to the Purchase Agreement.

“Transactions” means the Sale and the other transactions contemplated hereby and in the transaction documents provided for in the Purchase Agreement.